       EX-10.25-1
                                 EXHIBIT 10.25


                                   EXHIBIT E

                               SECURITY AGREEMENT
                               ------------------


    THIS SECURITY AGREEMENT, dated as of January 26, 1995 (this "Security Agreement"), is made by CHECKER MOTORS CORPORATION, a Delaware corporation, YELLOW CAB COMPANY, a Delaware corporation, CHICAGO AUTOWERKS INC., a Delaware corporation, CMC KALAMAZOO INC., a Delaware corporation, and SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY, a West Virginia corporation (collectively, the "Borrowers"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the benefit of itself and the banks (the "Lenders") now or hereafter parties to the Loan Agreement described below.


                                    RECITALS
                                    --------

    A. The Borrowers have entered into a Loan Agreement of even date herewith (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Loan Agreement"), with the Lenders and the Agent pursuant to which the Lenders may make Advances (as therein defined) to the Borrowers.

    B. Under the terms of the Loan Agreement, the Borrowers have agreed to grant to the Agent, for the benefit of itself and the Lenders, a first-priority security interest, subject only to security interests expressly permitted by the Loan Agreement, in and to the Collateral hereinafter described.


                                   AGREEMENT
                                   ---------

    To secure (a) the prompt and complete payment of all indebtedness and other obligations of each of the Borrowers or any of their respective Subsidiaries now or hereafter owing to the Lenders or the Agent under or on account of the Loan Agreement or any other Loan Document (b) the performance by each of the Borrowers of the covenants under the Loan Agreement and the other Loan Documents and any monies expended by the Agent in connection therewith, (c) the prompt and complete payment of all obligations and performance of all covenants of each of the Borrowers under any interest rate or currency swap agreements or similar transactions with any Lender and (d) the prompt and complete payment of any and all other indebtedness, obligations and liabilities of any kind of each of the Borrowers or any of their respective Subsidiaries to the Agent or any Lender, or any of them, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by any Lender in any such indebtedness, obligations or liabilities of any Borrower or any Subsidiary of any Borrower to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred
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 EX-10.25-2
by any such Borrower or any such Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against any Borrower or any Subsidiary of any Borrower under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other amounts owing thereunder (all of the aforesaid indebtedness, obligations and liabilities of the Borrowers and their respective Subsidiaries being herein called the "Secured Obligations", and all of the documents, agreements and instruments among the Borrowers, their respective Subsidiaries, the Agent, the Lenders, or any of them, evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations including without limitation the Loan Agreement, the Notes and the Security Documents, being herein collectively called the "Operative Documents"), for value received and pursuant to the Loan Agreement, each Borrower hereby grants, assigns and transfers to the Agent for the benefit of the Lenders a first-priority security interest, subject only to Permitted Liens, in and to the following described property whether now owned or existing or hereafter acquired or arising and wherever located (all of which is herein collectively called the "Collateral"):

    (a) All of each Borrower's present and future accounts, documents, instruments, general intangibles and chattel paper, including, but without limitation, all accounts receivable, contract rights, all deposit accounts and all monies and claims for money due or to become due, security held or granted to any Borrower, all of each Borrower's interest in the taxi medallions identified on Schedule A hereto, and all assets described in clause (d) below;

    (b) All of each Borrower's furniture, fixtures, machinery and equipment, whether now owned or hereafter acquired, and wherever located, and whether used by such Borrower or any other person, or leased by such Borrower to any person and whether the interest of such Borrower is as owner, lessee or otherwise;

    (c) All of each Borrower's present and future inventory of every type, wherever located, including but not limited to raw materials, work in process, finished goods and all inventory that is available for leasing or leased to others by such Borrower;

    (d) All other present and future assets of each Borrower (whether tangible or intangible), including but not limited to all trademarks, tradenames, service marks, patents, industrial designs, masks, trade names, trade secrets, copyrights, franchises, customer lists, service marks, computer programs, software, tax refund claims, licenses and permits, and the good will associated therewith and all federal, state, foreign and other applications and registrations therefor, all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof now or hereafter in effect, all income, license royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, any damages, proceeds or payments for past or future infringements thereof and all income, royalties, damages and payments under all licenses thereof, the right to sue for past, present and future infringements thereof, all right, title and interest of each Borrower as licensor under any of the foregoing whether now owned and existing or hereafter arising, and all other rights and other interests corresponding
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 EX-10.25-3
thereto throughout the world (all of the assets described in this clause (d) collectively referred to as the "Intellectual Property");

    (e) All books, records, files, correspondence, computer programs, tapes, disks, cards, accounting information and other data of each Borrower related in any way to the Collateral described in clauses (a), (b), (c) and
(d) above, including but not limited to any of the foregoing necessary to administer, sell or dispose of any of the Collateral;

    (f) All substitutions and replacements for, and all additions and accessions to, any and all of the foregoing; and

    (g) All products and all proceeds of any and all of the foregoing, and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

    1. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each Borrower further represents, warrants, covenants, and agrees with the Agent for the benefit of the Lenders as follows:

         (a) OWNERSHIP OF COLLATERAL; SECURITY INTEREST PRIORITY. At the time any Collateral becomes subject to a security interest of the Agent hereunder, unless the Agent shall otherwise consent, the Borrower shall be deemed to have represented and warranted that (i) the Borrower is the legal and beneficial owner of such Collateral and has the right and authority to subject the same to the security interest of the Agent; (ii) other than Permitted Liens and lessors' interests with respect to any security interest in any property leased by the Borrower as lessee, none of the Collateral is subject to any Lien other than that in favor of the Agent and there is no effective financing statement or other filing covering any of the Collateral on file in any public office, other than in favor of the Agent. This Security Agreement creates in favor of the Agent a valid first-priority security interest, subject only to Permitted Liens, in the Collateral enforceable against the Borrower and all third parties and securing the payment of the Secured Obligations. All financing statements required by Lenders necessary to perfect such security interest in the Collateral have been delivered by the Borrower to the Agent for filing.

         (b) LOCATION OF OFFICES, RECORDS AND FACILITIES. The Borrower's chief executive office and chief place of business and the office where the Borrower keeps its records concerning its accounts, contract rights, chattel papers, instruments, general intangibles and other obligations arising out of or in connection with the sale or lease of goods or the rendering of services or otherwise ("Receivables"), and all originals of all leases and other chattel paper which evidence Receivables, is set forth on Schedule 1(b)(i) hereto and none of the Receivables is evidenced by a promissory note or other instrument except for such notes or other instruments delivered to the Agent pursuant to the terms of this Agreement, except as otherwise provided pursuant to the terms of the Loan Agreement. The Borrower will provide the Agent with prior written notice of any proposed change in the location of its chief executive office. The Borrower's only other offices and facilities are at the locations set forth in Schedule 1(b)(ii) hereto. The Borrower will provide the Agent with prior written notice of any change in the locations of its other offices and the facilities at which any assets of the Borrower are located to the extent that such change in location would necessitate the
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 EX-10.25-4
filing of a new financing statement to maintain the Agent's perfected security interest in the Collateral located at any such location. The tax identification number of the Borrower is set forth on Schedule 1(b)(i). The name of the Borrower is as set forth in the first paragraph of this Security Agreement and the Borrower operates under no other names. The Borrower shall not change its name or conduct any business under any tradenames, fictitious names or assumed names without providing the Agent with prior written notice.

         (c) LOCATION OF INVENTORY, FIXTURES, MACHINERY AND EQUIPMENT. (i) All Collateral consisting of inventory is, and will be, located at the locations listed on Schedule 1(c)(i) hereto, and at no other locations without the prior written consent of the Agent. (ii) All Collateral consisting of fixtures, machinery or equipment, is, and will be, located at the locations listed on Schedule 1(c)(ii) hereto, and at no other locations without the prior written consent of the Agent. If the Collateral described in clauses (i) or (ii) is kept at leased locations or warehoused, the Borrower has obtained appropriate landlord's lien waivers or appropriate warehousemen's notices have been sent, each satisfactory to the Agent, unless waived by the Agent. To the extent the Borrower leases any location subsequent to the date hereof, the Borrower shall obtain a landlord's lien waiver, satisfactory the Agent from the landlord of such new leased location. Following the occurrence and during the continuance of any Event of Default and upon the Agent's request, the Borrower shall transfer, at the Borrower's expense, all inventory and equipment at any location with respect to which an executed landlord agreement has not been delivered to the Agent to such other location designated by the Agent.

         (d) LIENS, ETC. The Borrower will keep the Collateral free at all times from any and all liens, security interests or encumbrances other than those described in paragraph 1(a)(ii) and those consented to in writing by the Required Lenders. The Borrower will not, without the prior written consent of the Agent, sell, lease, license, transfer, assign or otherwise dispose, or permit or suffer to be sold, leased, licensed, transferred, assigned or otherwise disposed, any of the Collateral, except for, prior to an event of default only (notwithstanding any other agreement), the following: inventory sold in the ordinary course of business and other assets permitted to be sold, leased, licensed, transferred, assigned or otherwise disposed under Section 5.2(i) of the Loan Agreement. The Agent or its attorneys may at any and all reasonable times inspect the Collateral and for such purpose may enter upon any and all premises where the Collateral is or might be kept or located pursuant to the terms of Section 5.1(e) of the Loan Agreement.

         (e) INSURANCE. The Borrower shall keep the tangible Collateral insured at all times against loss by theft, fire and other casualties. Said insurance shall be issued by a company rated A or better by Best and shall be in amounts sufficient to protect the Agent against any and all loss or damage to the Collateral. The policy or policies which evidence said insurance shall be delivered to the Agent upon request, shall contain a lender loss payable endorsement in favor of the Agent, shall name the Agent for the benefit of the Lenders as an additional insured, as its interest may appear, shall not permit amendment, cancellation or termination without giving the Agent at least 30 days prior written notice thereof, and shall otherwise be in form and substance satisfactory to the Agent. Reimbursement under any hazard insurance maintained by the Borrower pursuant to this paragraph 1(e) may be paid directly to the person who shall have incurred liability covered
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 EX-10.25-5
by such insurance, provided that if there is no Default or Event of Default (whether before or after any event which caused any reimbursement under any hazard insurance) the Borrower may use the proceeds of such insurance solely to repair or replace the property damaged if the value of the property damaged does not exceed $1,000,000 and it can be repaired or replaced within three months, but if such conditions cannot be satisfied or if there is any Default or Event of Default such amounts shall be paid to the Agent for application to the Secured Obligations.

         (f) TAXES, ETC. The Borrower will pay promptly, and within the time that they can be paid without interest or penalty, any taxes, assessments and similar imposts and charges, not being contested in good faith, which are now or hereafter may become a Lien upon any of the Collateral. If the Borrower fails to pay any such taxes, assessments or other imposts or charges in accordance with this Section, the Agent shall have the option to do so and the Borrower agrees to repay forthwith all amounts so expended by the Agent with interest at the Overdue Rate.

         (g) FURTHER ASSURANCES. The Borrower will do all acts and things and will execute all financing statements and writings reasonably requested by the Agent to establish, maintain and continue a perfected and valid security interest of the Agent in the Collateral, and will promptly on demand pay all reasonable costs and expenses of filing and recording all instruments, including the costs of any searches deemed necessary by the Agent, to establish and determine the validity and the priority of the Agent's security interests. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

         (h) LIST OF PATENTS, COPYRIGHTS, MASK WORKS AND TRADEMARKS. Attached hereto as Schedule 1(h)(i) is a list of all patents and patent applications owned by the Borrower. Attached hereto as Schedule 1(h)(ii) is a list of all registered copyrights and all mask works and applications therefor owned by the Borrower. Attached hereto as Schedule 1(h)(iii) is a list of all trademarks and service marks owned by the Borrower. The Borrower shall provide semi-annual updates to such schedules of all additional patents, copyrights, mask works, trademarks or any applications therefor not listed on such schedules and hereby authorizes the Agent to modify this Agreement by amending Schedules 1(h)(i), 1(h)(ii) and 1(h)(iii) to include all future patents, copyrights, mask works, trademarks and applications therefor and agrees to execute all further instruments and agreements, if any, if requested by the Agent to evidence the Agent's interest therein.

         (i) MAINTENANCE OF TANGIBLE COLLATERAL. The Borrower will cause the tangible Collateral material to the conduct of its business to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall forthwith, or, in the case of any loss or damage to any of the tangible Collateral as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements, and other improvements which are necessary or desirable to such end. The Borrower shall promptly furnish to the Agent a statement respecting any loss or damage to any of the tangible Collateral.

         (j) SPECIAL RIGHTS REGARDING RECEIVABLES. The Agent or any of its agents may, at any time and from time to time in its sole discretion and irrespective of the existence of any event of default under this Security
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 EX-10.25-6
Agreement, verify, directly with each person (collectively, the "Obligors") which owes any Receivables to the Borrower, the Receivables in any manner. The Agent or any of its agents may, at any time from time to time after and during the continuance of an event of default under this Security Agreement, notify the Obligors of the security interest of the Agent in the Collateral and/or direct such account debtors that all payments in connection with such obligations and the Collateral be made directly to the Agent in the Agent's name. If the Agent or any of its agents shall collect such obligations directly from the Obligors, the Agent or any of its agents shall have the right to resolve any disputes relating to returned goods directly with the Obligors in such manner and on such terms as the Agent or any of its agents shall deem appropriate. The Borrower directs and authorizes any and all of its present and future account debtors to comply with requests for information from the Agent, the Agent's designees and agents and/or auditors, relating to any and all business transactions between the Borrower and the Obligors. The Borrower further directs and authorizes all of its Obligors upon receiving a notice or request sent by the Agent or the Agent's agents or designees to pay directly to the Agent any and all sums of money or proceeds now or hereafter owing by the Obligors to the Borrower, and any such payment shall act as a discharge of any debt of such Obligor to the Borrower in the same manner as if such payment had been made directly to the Borrower. The Borrower agrees to take any and all action as the Agent may reasonably request to assist the Agent in exercising the rights described in this Section.

         (k) MAINTENANCE OF INTELLECTUAL PROPERTY AND OTHER INTANGIBLE COLLATERAL. The Borrower shall preserve and maintain all rights of the Borrower and the Agent in all material Intellectual Property and all other material intangible Collateral, including without limitation the payment of all maintenance fees, filing fees and the taking of all appropriate action at the Borrower's expense to halt the infringement of any of the Intellectual Property or other Collateral, provided that, with respect to halting the infringement of any Intellectual Property or other Collateral, the Borrower does not need to take all such appropriate action if the Borrower has, or after Event of Default the Required Lenders have, reasonably determined that it is not in its best interest to demand or enforce cessation of such infringement or other conduct because it is either not material or because the adverse consequences to the Borrower would outweigh the benefits gained by such demand or enforcement.

    2. EVENTS OF DEFAULT. The occurrence of any Event of Default under the Loan Agreement shall be deemed an Event of Default under this Security Agreement.

    3. REMEDIES. Upon the occurrence of any Event of Default, the Agent shall have and may exercise any one or more of the rights and remedies provided to it under this Security Agreement or any of the other Operative Documents or provided by law, including but not limited to all of the rights and remedies of a secured party under the Uniform Commercial Code, and each Borrower hereby agrees to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, authorizes the Agent to take possession of the Collateral with or without demand and with or without process of law and to sell and dispose of the same at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including reasonable attorneys' fees and disbursements, incurred by the Agent) and then to the payment and satisfaction of the Secured Obligations. Any requirement of
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 EX-10.25-7
reasonable notice shall be met if the Agent sends such notice to the Borrowers, by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to a required notice. The Agent or any Lender may be the purchaser at any such sale. Each Borrower expressly authorizes such sale or sales of the Collateral in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing the Secured Obligations. The Agent shall have no obligation to preserve rights against prior parties. Each Borrower hereby waives as to the Agent and each Lender any right of marshalling of such Collateral and any other collateral for the Secured Obligations. To this end, each Borrower hereby expressly agrees that any such collateral or other security of any Borrower or any other party which the Agent may hold, or which may come to any of the Lenders or any of their possession, may be dealt with in all respects and particulars as though this Security Agreement were not in existence. The parties hereto further agree that public sale of the Collateral by auction conducted in any county in which any Collateral is located or in which the Agent or any Borrower does business after advertisement of the time and place thereof shall, among other manners of public and private sale, be deemed to be a commercially reasonable disposition of the Collateral. The Borrowers shall be jointly and severally liable for any deficiency remaining after disposition of the Collateral.

    4.   SPECIAL REMEDIES CONCERNING CERTAIN COLLATERAL.

         (a) Upon the occurrence of any Event of Default, each Borrower shall, if requested to do so in writing, and to the extent so requested (i) promptly collect and enforce payment of all amounts due such Borrower on account of, in payment of, or in connection with, any of the Collateral, (ii) hold all payments in the form received by such Borrower as trustee for the Agent, without commingling with any funds belonging to such Borrower, and
(iii) forthwith deliver all such payments to the Agent with endorsement to the Agent's order of any checks or similar instruments.

         (b) Upon the occurrence of any Event of Default, each Borrower shall, if requested to do so, and to the extent so requested, notify all Obligors and other persons with obligations to such Borrower on account of or in connection with any of the Collateral of the security interest of the Agent in the Collateral and direct such account debtors and other persons that all payments in connection with such obligations and the Collateral be made directly to the Agent. The Agent itself may, upon the occurrence of an Event of Default, so notify and direct any such account debtor or other person that such payments are to be made directly to the Agent.

         (c) Upon the occurrence of any Event of Default, for purposes of assisting the Agent in exercising its rights and remedies provided to it under this Security Agreement, each Borrower (i) hereby irrevocably constitutes and appoints the Agent its true and lawful attorney, for and in such Borrower's name, place and stead, to collect, demand, receive, sue for, compromise, and give good and sufficient releases for, any monies due or to become due on account of, in payment of, or in connection with the Collateral, (ii) hereby irrevocably authorizes the Agent to endorse the name of such Borrower, upon any checks, drafts, or similar items which are received in payment of, or in connection with, any of the Collateral, and to do all things necessary in order to reduce the same to money and (iii) with respect to any Collateral, hereby irrevocably assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of
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 EX-10.25-8
Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment (including adjustment of insurance payments) thereof, all in such manner and at such time or times as the Agent shall deem advisable. Notwithstanding any other provisions of this Security Agreement, it is expressly understood and agreed that the Agent shall have no duty, and shall not be obligated in any manner, to make any demand or to make any inquiry as to the nature or sufficiency of any payments received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts due or to become due on account of or in connection with any of the Collateral.

    5. LICENSE. The Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and such Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit.

    6. INJUNCTIVE RELIEF. Each Borrower recognizes that in the event such Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders; therefore, each Borrower agrees that the Agent, if the Agent so determines and requests, shall be entitled to temporary and permanent injunction relief in any such case without the necessity of proving actual damages.

    7. REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to the Agent under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent. To the extent that it lawfully may, each Borrower agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will such Borrower, after any such sale or sales, claim or exercise any right, under any applicable law to redeem any portion of such security so sold.

    8. CONDUCT NO WAIVER. No waiver of default shall be effective unless in writing executed by the Agent and waiver of any default or forbearance on the part of the Agent in enforcing any of its rights under this Security Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

    9. GOVERNING LAW; CONSENT TO JURISDICTION; DEFINITIONS. This Security Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts
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 EX-10.25-9
made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Borrower agrees that any legal action or proceeding with respect to this Security Agreement or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Borrower hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably appoints the Vice President Finance of such Borrower, at such Borrower's address set forth in the Loan Agreement, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to such Borrower or by the mailing thereof by registered or certified mail, postage prepaid to such Borrower at its address set forth in the Loan Agreement. Nothing in this paragraph shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against any Borrower or any of their property in the courts of any other jurisdiction. Each Borrower hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement. Unless otherwise defined herein or in the Loan Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of Michigan are used herein as therein defined on the date hereof. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

    10. NOTICES. All notices, demands, requests, consents and other communications hereunder shall be delivered in the manner described in the Loan Agreement.

    11. RIGHTS NOT CONSTRUED AS DUTIES. The Agent neither assumes nor shall it have any duty of performance or other responsibility under any contracts in which the Agent has or obtains a security interest hereunder.
If any Borrower fails to perform any agreement contained herein, the Agent may but is in no way obligated to itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Borrowers under paragraph 14. The powers conferred on the Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and accounting for monies actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

    12. AMENDMENTS. None of the terms and provisions of this Security Agreement may be modified or amended in any way except by an instrument in writing executed by each of the parties hereto.

    13. SEVERABILITY. If any one or more provisions of this Security Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby.

    14. EXPENSES. (a) Each of the Borrowers agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Security Agreement (including, without limitation,

       EX-10.25-10
enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct.

         (b) Each of the Borrowers will, upon demand, pay to the Agent an amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or under the Operative Documents, or (iv) the failure of any Borrower to perform or observe any of the provisions hereof.

    15. SUCCESSORS AND ASSIGNS; TERMINATION. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Borrower, its successors and assigns, and inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors, transferees and assigns. Upon the payment in full in immediately available funds of all of the Secured Obligations and the termination of all commitments to lend under the Operative Documents, the security interest granted hereunder shall terminate and all rights to the Collateral shall revert to each Borrower.

    16. WAIVER OF JURY TRIAL. The Agent and the Lenders, in accepting this Security Agreement, and each of the Borrowers, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Security Agreement or any related instrument or agreement or any of the transactions contemplated by this Security Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Agent, any Lender nor any Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Agent, any Lender or any Borrower except by a written instrument executed by all of them.

    IN WITNESS WHEREOF, each Borrower has caused this Security Agreement to be duly executed as of the day and year first set forth above.


                             CHECKER MOTORS CORPORATION


                             By:   /s/ Jay Harris
                                 --------------------------------

                                Its:  Vice President
                                    ----------------------------

       EX-10.25-11

                             YELLOW CAB COMPANY


                             By:   /s/ Jay Harris
                                 --------------------------------

                                Its:  Vice President
                                    ----------------------------

                             CHICAGO AUTOWERKS INC.


                             By:   /s/ Jay Harris
                                 --------------------------------

                               Its:  Vice President
                                   ----------------------------


                             CMC KALAMAZOO INC.


                             By:   /s/ Jay Harris
                                 --------------------------------

                                Its:  Vice President
                                    ----------------------------


                             SOUTH CHARLESTON STAMPING &
                             MANUFACTURING COMPANY


                             By:   /s/ Larry Temple
                                 --------------------------------

                                Its:  Vice President
                                    ----------------------------


                             Accepted and Agreed:

NBD BANK, as Agent


By:   /s/ Randy R. Balluff
    -----------------------------------

     Its:   First Vice President
         -----------------------------

       EX-10.25-12
                         CERTIFICATE OF ACKNOWLEDGEMENT
                         ------------------------------


STATE OF MICHIGAN )
                  ) ss.
COUNTY OF WAYNE   )
         --------

    The foregoing Security Agreement was acknowledged before me on this
  26th   day of January, 1995 by   Jay Harris   , the Vice President of
CHECKER MOTORS CORPORATION, a Delaware corporation, on behalf of said corporation.


(Seal)                                Notary Public

                                         /s/ Shirley Ferretti
                                      ------------------------------------



STATE OF MICHIGAN   )
                    ) ss.
COUNTY OF WAYNE     )
         -----------

         The foregoing Security Agreement was acknowledged before me on this
 26th   day of January, 1995 by    Jay Harris       , the Vice President
of YELLOW CAB COMPANY, a Delaware corporation, on behalf of said corporation.


(Seal)                                Notary Public

                                        /s/ Shirley Ferretti
                                      ------------------------------------


STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )
         ----------

         The foregoing Security Agreement was acknowledged before me on this
 26th  day of January, 1995 by  Jay Harris          , the  Vice President
of CHICAGO AUTOWERKS INC., a Delaware corporation, on behalf of said corporation.


(Seal)                                Notary Public

                                        /s/ Shirley Ferretti
                                      ------------------------------------

       EX-10.25-13
STATE OF MICHIGAN   )
                    ) ss.
COUNTY OF WAYNE     )
         -----------

         The foregoing Security Agreement was acknowledged before me on this
 26th  day of January, 1995 by    Jay Harris      , the   Vice President
of CMC KALAMAZOO, INC., a Delaware corporation, on behalf of said corporation.


(Seal)                                Notary Public

                                        /s/ Shirley Ferretti
                                      ------------------------------------


STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )
         ----------

         The foregoing Security Agreement was acknowledged before me on this
 26th  day of January, 1995 by    Larry Temple    , the  Vice President
of SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY, a West Virginia corporation, on behalf of said corporation.


(Seal)                                Notary Public

                                        /s/ Shirley Ferretti
                                      --------------------------------------


STATE OF MICHIGAN  )
                   ) ss.
COUNTY OF WAYNE    )
         ----------

         The foregoing Security Agreement was acknowledged before me on this
 26th  day of January, 1995, by   Randy R. Balluff, the First Vice President
of NBD Bank, as Agent, a Michigan banking corporation, on behalf of said corporation.


(Seal)
                                      Notary Public

                                        /s/ Shirley Ferretti
                                      ------------------------------------





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